Securities and Exchange Commission
                           Washington, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report: November 28, 2000
                      (Date of earliest event reported)

                                  IGI, INC.
           (Exact name of registrant as specified in its charter)


          Delaware                 001-08568                 01-0355758
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)           Identification No.)


          Wheat Road and Lincoln Avenue, Buena, New Jersey       08310
              (Address of principal executive offices)        (Zip Code)

     Registrant's telephone number, including area code: (856) 697-1441


                               Not Applicable
        (Former name or former address, if changed since last report)


Item 4. Change in Registrant's Certifying Accountant.
        --------------------------------------------

      By letter dated November 28, 2000, IGI, Inc. (the "Company") notified PricewaterhouseCoopers LLP ("PwC") of its dismissal as the Company's principal independent accountants.

      Neither of the accountant's reports by PwC on the Company's financial statements for the fiscal years ended December 31, 1999 and December 31, 1998 contained an adverse opinion nor a disclaimer of opinion nor, except as stated in the next sentence, was qualified or modified as to uncertainty, audit scope or accounting principles. The accountant's report on the Company's financial statements for the fiscal year ended December 31, 1999 contained an explanatory paragraph expressing substantial doubt as to the Company's ability to continue as a going concern.

      The decision to change independent accountants was approved by the Audit Committee of the Company's Board of Directors and by the full Board of Directors on November 28, 2000.

      During the fiscal years ended December 31, 1999 and December 31, 1998, and for the period from January 1, 2000 through November 28, 2000, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such periods.

      The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 28, 2000, is filed as
Exhibit 16.1 to this Form 8-K.

      On November 28, 2000, the Company engaged KPMG LLP as its new principal independent accountant.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IGI, INC.


                                       By: /s/ Domenic N. Golato
                                           ---------------------
                                           Senior Vice President and
                                           Chief Financial Officer


Date: December 5, 2000


                                Exhibit Index

Exhibit No.                Description
-----------                -----------

   16.1        Letter re Change in Certifying Accountant.